Exhibit (d)(13)

AMENDMENT TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT FOR TIAA-CREF FUNDS

AMENDMENT, dated May 1, 2024, to the Amended and Restated Investment Management Agreement (the “Agreement”), as amended, by and between the TIAA-CREF Funds (the “Trust”), with respect to certain of the Trust’s series (the “Funds”), and Teachers Advisors, LLC (“Advisors”).

WHEREAS, Advisors and the Board of Trustees of the Trust have agreed to implement a Complex-Level Fee schedule for certain of the Funds, in addition to the existing Fund-Level Fee schedule outlined in the Agreement, to include certain assets of the closed-end and open-end registered investment companies overseen by the Board and advised by Nuveen Fund Advisors, LLC or Advisors as Complex-Level Assets for purposes of calculating the Complex-Level Fee, and to make certain corresponding changes to the Fund-Level Fee schedule.

NOW THEREFORE, the parties hereby memorialize that understanding by replacing the existing Appendix A of the Agreement in its entirety with the attached updated Appendix A.

IN WITNESS WHEREOF, the Trust and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF FUNDS

/s/ E. Scott Wickerham
By: E. Scott Wickerham
Title: Vice President and Controller

TEACHERS ADVISORS, LLC

/s/ Rachael Zufall
By: Rachael Zufall
Title: Managing Director, Associate General Counsel and Assistant Secretary

APPENDIX A

(as of May 1, 2024)

A.	Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Single Fund (for purposes of this Appendix A, the “Funds”), other than the Nuveen Emerging Markets Equity Index Fund, Nuveen Equity Index Fund, Nuveen International Equity Index Fund, Nuveen Large Cap Growth Index Fund, Nuveen Large Cap Value Index Fund, Nuveen Small Cap Blend Index Fund, Nuveen Large Cap Responsible Equity Fund, Nuveen S&P 500 Index Fund, Nuveen Bond Index Fund, Nuveen Short Term Bond Index Fund, Nuveen Managed Allocation Fund, Nuveen Lifestyle Income Fund, Nuveen Lifestyle Conservative Fund, Nuveen Lifestyle Moderate Fund, Nuveen Lifestyle Growth Fund, Nuveen Lifestyle Aggressive Growth Fund, and Nuveen Money Market Fund (collectively, the “Fund-Level Fee Funds”), in accordance with the following schedule applicable to the average daily net assets of the Fund: each Fund’s management fee will equal the sum of a Fund-Level Fee and a Complex-Level Fee. For the Fund-Level Fee Funds, the management fee will be made up of only the Fund-Level Fee.

B.	The Fund-Level Fee for each Fund shall be computed by applying the following annual rate to the average total daily net assets of the Fund:

International Equity Fund

Real Estate Securities Select Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.34%
Over $1.0--$2.0	0.31%
Over $2.0--$4.0	0.28%
Over $4.0--$7.0	0.25%
Over $7.0--$10.0	0.22%
Over $10.0	0.19%

Core Equity Fund
Large Cap Growth Fund
Large Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.29%
Over $1.0--$2.0	0.26%
Over $2.0--$4.0	0.23%
Over $4.0--$7.0	0.20%
Over $7.0--$10.0	0.17%
Over $10.0	0.14%

Mid Cap Growth Fund
Mid Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.32%
Over $0.5--$0.75	0.30%
Over $0.75--$1.0	0.28%
Over $1.0--$2.0	0.25%
Over $2.0--$4.0	0.22%
Over $4.0--$7.0	0.19%
Over $7.0--$10.0	0.16%
Over $10.0	0.13%

Quant Small Cap Equity Fund
Quant Small/Mid Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.30%
Over $0.5--$0.75	0.28%
Over $0.75--$1.0	0.26%
Over $1.0--$2.0	0.23%
Over $2.0--$4.0	0.20%
Over $4.0--$7.0	0.17%
Over $7.0--$10.0	0.14%
Over $10.0	0.11%

Quant International Small Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.49%
Over $1.0--$2.0	0.46%
Over $2.0--$4.0	0.43%
Over $4.0--$7.0	0.40%
Over $7.0--$10.0	0.37%
Over $10.0	0.34%

Emerging Markets Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.69%
Over $1.0--$2.0	0.66%
Over $2.0--$4.0	0.63%
Over $4.0--$7.0	0.60%
Over $7.0--$10.0	0.57%
Over $10.0	0.54%

International Opportunities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.44%
Over $1.0--$2.0	0.41%
Over $2.0--$4.0	0.38%
Over $4.0--$7.0	0.35%
Over $7.0--$10.0	0.32%
Over $10.0	0.29%

Large Cap Growth Index Fund
Large Cap Value Index Fund
Equity Index Fund
S&P 500 Index Fund
Small Cap Blend Index Fund
International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.04%

Emerging Markets Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.10%

Large Cap Responsible Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.15%

Green Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.24%
Over $1.0--$2.0	0.23%
Over $2.0--$4.0	0.22%
Over $4.0--$7.0	0.21%
Over $7.0--$10.0	0.20%
Over $10.0	0.19%

Managed Allocation Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.00%

Core Bond Fund
Core Plus Bond Fund
Short Duration Impact Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.14%
Over $1.0--$2.0	0.13%
Over $2.0--$4.0	0.12%
Over $4.0--$7.0	0.11%
Over $7.0--$10.0	0.10%
Over $10.0	0.09%

Short Term Bond Fund
Inflation Linked Bond Fund
5-15 Year Laddered Tax Exempt Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.09%
Over $1.0--$2.0	0.08%
Over $2.0--$4.0	0.07%
Over $4.0--$7.0	0.06%
Over $7.0--$10.0	0.05%
Over $10.0	0.04%

High Yield Fund
Core Impact Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.19%
Over $1.0--$2.0	0.18%
Over $2.0--$4.0	0.17%
Over $4.0--$7.0	0.16%
Over $7.0--$10.0	0.15%
Over $10.0	0.14%

Emerging Markets Debt Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.39%
Over $1.0--$2.0	0.37%
Over $2.0--$4.0	0.35%
Over $4.0--$7.0	0.33%
Over $7.0--$10.0	0.31%
Over $10.0	0.29%

International Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.34%
Over $1.0--$2.0	0.32%
Over $2.0--$4.0	0.30%
Over $4.0--$7.0	0.28%
Over $7.0--$10.0	0.26%
Over $10.0	0.24%

Money Market Fund
Lifestyle Income Fund	Lifestyle Conservative Fund
Lifestyle Moderate Fund	Lifestyle Growth Fund
Lifestyle Aggressive Growth Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.10%

International Responsible Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.14%
Over $1.0--$2.0	0.13%
Over $2.0--$4.0	0.12%
Over $4.0--$7.0	0.11%
Over $7.0--$10.0	0.10%
Over $10.0	0.09%

Social Choice Low Carbon Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.09%
Over $1.0--$2.0	0.08%
Over $2.0--$4.0	0.07%
Over $4.0--$7.0	0.06%
Over $7.0--$10.0	0.05%
Over $10.0	0.04%

Bond Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.06%

Short Term Bond Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.05%

C.	The Complex-Level Fee for each Fund subject to it shall be computed by applying the Complex-Level Fee Rate (as applied to a specific Fund and as defined below, the “Fund-Specific Complex-Level Fee Rate”), to the average total daily net assets of the Fund. The Complex-Level Fee Rate shall be determined based upon the aggregate daily net assets of all Eligible Funds, as defined below (with such daily net assets to include — in the case of Eligible Funds whose advisory fees are calculated by reference to net assets that include net assets attributable to preferred stock issued by or borrowings by the Eligible Fund — such leveraging net assets) (such assets referred to as “Complex-Level Assets”), and shall be computed by applying the following annual rate to the average daily Complex-Level Assets:

Complex-Level Asset	Complex-Level Fee Rate at Breakpoint
Breakpoint Level	Level
For the first $124.3 billion	0.1600%
For the next $75.7 billion	0.1350%
For the next $200 billion	0.1325%
For amounts over $400 billion	0.1300%

Except as described below, “Eligible Funds,” for purposes of the Agreement, shall mean all Nuveen-branded closed-end and open-end registered investment companies organized in the United States. Eligible Funds do not include Nuveen-branded exchange-traded open-end registered investment companies, Nuveen-branded open-end registered investment companies operating as funds-of-funds, Nuveen-branded open-end registered investment companies operating as money market funds, Nuveen-branded open-end registered investment companies operating as index funds, Nuveen Large Cap Responsible Equity Fund or Nuveen Life Large Cap Responsible Equity Fund. Eligible Funds include the active equity and fixed income Nuveen-branded open-end registered investment companies advised by Advisors (except those identified immediately above) (the “Eligible Advisors-Advised Funds”); however, Complex-Level Assets will include only the specified percentage of the aggregate average daily net assets of the Eligible Advisors-Advised Funds as of the dates noted in the following schedule (the “Eligible Advisors-Advised Fund Assets”):

Effective Date	Percent of Eligible Advisors-Advised Fund Assets Included as Complex-Level Assets
May 1, 2024	11.00%
May 1, 2025	21.00%
May 1, 2026	31.00%
May 1, 2027	41.00%
May 1, 2028	51.00%
May 1, 2029	61.00%
May 1, 2030	71.00%
May 1, 2031	81.00%
May 1, 2032	91.00%
May 1, 2033	100.00%

“Fund-Specific Complex-Level Fee Rate” shall be the Complex-Level Fee Rate applicable to a specific Fund that is an Eligible Fund. For each Fund that is an Eligible Fund, the Fund-Specific Complex-Level Fee Rate is the annual fee rate calculated as the sum of (i) the product of the Complex-Level Fee Rate and the percentage of the average daily net assets of the Fund that are Eligible Advisors-Advised Fund Assets as of that date and (ii) the product of 0.1600% and the percentage of the average daily net assets of the Fund that are not Eligible Advisors-Advised Fund Assets as of that date.

Any open-end or closed-end funds that subsequently become a Nuveen-branded fund because either (a) Nuveen, LLC or its affiliates acquire the investment adviser to such funds (or the adviser’s parent), or (b) Nuveen, LLC or its affiliates acquire the fund’s adviser’s rights under the management agreement for such fund (in either case, such acquisition an “Acquisition” and such fund an “Acquired Fund”), will be evaluated by both Nuveen management and the Nuveen Funds’ Board, on a case-by-case basis, as to whether or not the assets of such Acquired Funds would be included in Complex-Level Assets and, if so, whether there would be a basis for any adjustments to the complex-level breakpoint schedule and/or its application. Any such adjustments would be reflected in a future amendment to the Agreement.